Exhibit 8.2



                                                212-450-4000



                                                     [Effective date of S-4]


Re: Qualification of the Merger of Keepep Inc., a Wholly-Owned Subsidiary of Chevron Corporation, with and into Texaco Inc. as a Tax-Free Reorganization

Texaco Inc.
2000 Westchester Avenue
White Plains, NY 10650

Ladies and Gentlemen:

     We have acted as counsel for Texaco Inc. (the "Company"), a Delaware corporation, in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger dated as of October 15, 2000, as amended by Amendment No. 1 thereto dated March __, 2001 (the "Merger Agreement") among Chevron Corporation (the "Parent"), a Delaware corporation, Keepep Inc. ("Merger Subsidiary"), a Delaware corporation and a newly formed, wholly owned subsidiary of Parent, and the Company and (ii) the preparation and filing of the related Registration Statement on Form S-4 (the "Registration Statement"), which includes the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended.

     In connection with this opinion, we have examined the Merger Agreement, the Proxy Statement/Prospectus and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. For purposes of this opinion, we have assumed that (i) in all respects relevant to this opinion, the Merger will be consummated in the manner described in the Merger Agreement and the Proxy Statement/Prospectus and none of the terms or conditions contained therein have been or will be modified, (ii) the representations and covenants made to us by Parent and the Company in their respective letters to us dated _________, 2001 and delivered to us for purposes of our

Texaco Inc.                            2                 [Effective date of S-4]

opinion are accurate and complete and (iii) the other documents we have examined are valid, accurate and complete. The opinion expressed herein is based upon existing statutory, regulatory and judicial authority and administrative rulings, any of which may be changed at any time with retroactive effect. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the statements contained in the letters from Parent and the Company referred to above, which we have assumed will be true as of the effective time of the Merger. Our opinion cannot be relied upon if any of the facts pertinent to the U.S. federal income tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the letters from Parent or the Company referred to above are, or later become, inaccurate.

     Based upon the foregoing, in our opinion, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     We express no opinion as to Federal income tax matters other than that set forth above. In addition, our opinion does not address any non-income tax or any foreign, state or local tax consequences of the Merger.

     In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the discussion of this opinion in the Proxy Statement/Prospectus, to the filing of this opinion as an exhibit to the Proxy Statement/Prospectus and to the reference to our firm under the headings "The Merger-Material Federal Income Tax Consequences of the Merger" and "Legal Matters" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

     The opinion expressed herein has been rendered at your request, are solely for your benefit in connection with the Merger and may not be relied upon by you in any other manner or by any other person and, except as set forth in the preceding paragraph, may not be furnished to any other person without our prior written approval.

                                                     Very truly yours,

                                                     Davis Polk & Wardwell